Exhibit 107.1

Calculation of Filing Fee Table

424H

(Form Type)

American Express Receivables Financing Corporation III LLC (Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Certificates	457(s)	$3,000,000,000	100%	$3,000,000,000(2)	$147.60 per million	$442,800.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$3,000,000,000		$442,800.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$442,800.00 (3)

	Net Fee Due							$0.00

(1)  The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the registration statement of which this prospectus forms a part (File Nos. 333-263871 and 333-263871-01), which was initially filed on March 25, 2022 and became effective on August 2, 2022 (as amended, the “Registration Statement”).

(2)  Estimated solely for the purposes of calculating the registration fee.

(3)  A registration fee of $170,810.00 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on October 24, 2022, a registration fee of $110,200 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on June 2, 2023 and a registration fee of $192,850.00 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on September 7, 2023, which filings form a part of the Registration Statement, corresponding, in the aggregate, to $3,210,433,604.34 of Asset-Backed Securities that remain unsold following the completion of the offerings related to such filings (such previous Rule 424(h) filings collectively, the “Previous Rule 424(h) Filings”) at the current fee rate of $147.60 per million. $442,800.00 of such previously paid registration fees corresponding to $3,000,000,000 of the unsold securities will be offset against the registration fee due in connection with the total offering amount.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01	October 24, 2022		$170,810.00	Asset-Backed Securities	Asset-Backed Certificates	$1,157,249,322.49	$1,157,249,322.49

Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01		October 24, 2022						$313,575.00

Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01	June 2, 2023		$110,200.00	Asset-Backed Securities	Asset-Backed Certificates	$746,612,466.12	$746,612,466.12

Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01		June 2, 2023						$110,200.00

Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01	September 7, 2023		$161,790.00	Asset-Backed Securities	Asset-Backed Certificates	$1,096,138,211.38	$1,096,138,211.38

Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01		September 7, 2023						$192,850.00

(4)  The Registrant has completed the offerings related to the Previous Rule 424(h) Filings.